Exhibit 99.2

NYRT
NEW YORK REIT

Q3 2016 SUPPLEMENTAL INFORMATION

Subway

Financial Period ended September 30, 2016 (unaudited)

New York REIT, Inc.

Table of Contents

	Page		Page
Financial Information:		Portfolio Metrics:
Company Overview	1	Square Footage Summary	17
Key Financial Metrics	2	Major Tenant Summary	18
Consolidated Balance Sheets	3	Tenant Industry Concentration	19
Consolidated Statements of Operations	4	Lease Expirations — Next Five Years	20
Unconsolidated Joint Venture — Summary Balance Sheets and Income Statements	5	Lease Expirations — Quarterly Through Fourth Quarter 2017	21
Reconciliation of Net Income (Loss) to FFO, Core FFO and AFFO	6	Leasing Activity	22
Reconciliation of Net Income (Loss) to Adjusted EBITDA, NOI and Cash NOI	7	Tenant Improvements, Leasing Commissions and Capital Expenditures	23
Reconciliation of Net Income (Loss) to Adjusted EBITDA, NOI, Same Store NOI and Same Store Cash NOI	8	Property Table	24
Same Store Statistics — Sequential Quarters	9	Selected Viceroy Hotel Metrics	26
Same Store Statistics — Year Over Year	10	Definitions	27
Dividends and Payout Ratios	11	Management / Board of Directors	30
Debt Analysis	12
Mortgage Debt Summary	13
Leverage Metrics	14
Credit Facility and Liquidity Analysis	15
Debt Maturities	16

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

(i)

New York REIT, Inc.

Company Overview
OVERVIEW

New York REIT, Inc. (NYSE: NYRT) (the “Company”) is a publicly traded real estate investment trust focused on owning and operating commercial real estate in New York City. The Company seeks to provide its shareholders with both stable dividend income and appreciation potential. The Company’s focused strategy enhances its effectiveness and provides investors with a pure play investment opportunity in New York City, one of the world's most dynamic real estate markets.

SNAPSHOT (September 30, 2016)

New York City Focus(1)	100%	Enterprise Value(3)	$2.8 billion
Manhattan Focus(1)	98%	Combined Debt	$1.3 billion
Square Feet(2)	3.3 million	Combined Debt/Enterprise Value(4)	45%
Number of Buildings	19	Monthly Dividend per Share	$0.038
Q3 2016 Ending Occupancy(5)	93.4%	Annualized Dividend per Share(6)	$0.46
Weighted Average Remaining Lease Term	9.0 years	Dividend Yield(7)	5.0%
Company Website	www.nyrt.com	Fully Diluted Shares and Units Outstanding	168.6 million
______________

(1)	Based on square footage.

(2)	Includes pro rata share of unconsolidated joint venture.

(3)	Based on the September 30, 2016 closing price of $9.15 per share and September 30, 2016 fully diluted share count and combined debt balances.

(4)	Based on combined debt, which includes pro rata share of unconsolidated debt, as a percentage of enterprise value.

(5)	Inclusive of leases signed but not yet commenced.

(6)
On October 26, 2016, the Company announced that in light of the Company’s previously announced plan of liquidation, which is subject to stockholder approval, the Company’s board of directors determined that the Company will not pay a regular dividend for the month of November 2016 and does not currently expect to pay a regular monthly dividend for the month of December 2016. As described in the preliminary proxy statement filed on September 27, 2016, if the plan of liquidation is approved by the Company’s stockholders, the Company intends to thereafter make periodic liquidating distributions, subject to satisfying its liabilities and obligations, in lieu of regular monthly distributions. If the plan of liquidation is not approved by the Company’s stockholders, the Company’s board of directors will re-evaluate the dividend policy.

(7)	Based on the September 30, 2016 closing price of $9.15 per share.

New York REIT, Inc.

Key Financial Metrics - As of and for the quarter ended September 30, 2016
(dollar amounts in thousands, except per share information)

	Q3 2016		Q3 2016
OPERATING RESULTS		COMMON SHARE PRICE AND DIVIDENDS
Revenues	$41,260	At the end of the period	$9.15
Net Loss	$46,407	High during period	10.15
NOI	$33,025	Low during period	8.95
Cash NOI	$27,700	Annualized dividend per share	0.46
Adjusted Cash NOI(1)	$30,510	Annualized dividend yield(5)(9)	5.0%
Adjusted EBITDA	$29,790
		LEVERAGE INFORMATION
Monthly dividends paid per share	$0.038	Combined basis(6)
		Total debt	$1,282,061
Core FFO	$15,835	Cash	59,841
Core FFO per diluted share(2)	$0.09	Net debt	1,222,220
AFFO	$5,264	Debt/enterprise value	45%
AFFO per diluted share(2)	$0.03	Interest coverage ratio on combined debt(7)	2.5 X
		Fixed charge coverage ratio on combined debt(7)	2.5 X
MARKET CAPITALIZATION - As of September 30, 2016		Weighted average interest rate	3.7%
Share price(3)	$9.15	Weighted average remaining debt term (years)	3.6
Fully diluted common shares and units outstanding	168,640,394	Weighted average remaining debt term - including extensions (years)	3.7
Total equity market capitalization	$1,543,060
Consolidated debt(4)	$854,186	LIQUIDITY
Proportionate share of unconsolidated joint venture mortgage debt	$427,875	Cash	$59,841
Enterprise value	$2,825,121	Credit Facility availability(8)	$55,233
______________

(1)	Adjusted for free rent.

(2)	Reference slide 4, Consolidated Statements of Operations, for the three months ending June 30, 2016 for the fully diluted weighted average share count.

(3)	Closing price on September 30, 2016.

(4)	Represents principal amount and is gross of $5.3 million of deferred financing costs.

(5)	Based on the September 30, 2016 closing price of $9.15 per share.

(6)	Combined metrics include pro rata share of unconsolidated joint venture debt.

(7)	Reference slide 15, Leverage Metrics, for a detailed calculation of Interest coverage ratio on combined debt and fixed charge coverage ratio on combined debt.

(8)	Availability of borrowings is based on a pool of eligible unencumbered real estate assets.

(9)
On October 26, 2016, the Company announced that in light of the Company’s previously announced plan of liquidation, which is subject to stockholder approval, the Company’s board of directors determined that the Company will not pay a regular dividend for the month of November 2016 and does not currently expect to pay a regular monthly dividend for the month of December 2016. As described in the preliminary proxy statement filed on September 27, 2016, if the plan of liquidation is approved by the Company’s stockholders, the Company intends to thereafter make periodic liquidating distributions, subject to satisfying its liabilities and obligations, in lieu of regular monthly distributions. If the plan of liquidation is not approved by the Company’s stockholders, the Company’s board of directors will re-evaluate the dividend policy.

NOTE: A reconciliation of Net Income (Loss) to FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Adjusted Cash NOI, which are non-GAAP measures, appears on pages 6 and 7 of this supplemental information package.

New York REIT, Inc.

Consolidated Balance Sheets
(in thousands)

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
ASSETS
Real estate investments, at cost
Land	$477,171	$477,171	$477,171	$477,171	$487,808
Buildings, fixtures and improvements	1,175,518	1,213,767	1,213,928	1,208,138	1,231,204
Acquired intangible assets	132,673	133,334	137,512	137,594	156,609
Total real estate investments, at cost	1,785,362	1,824,272	1,828,611	1,822,903	1,875,621
Less: accumulated depreciation and amortization	(197,076)	(198,778)	(189,856)	(172,668)	(183,775)
Total real estate investments, net	1,588,286	1,625,494	1,638,755	1,650,235	1,691,846
Cash and cash equivalents	59,841	88,130	100,162	98,604	20,423
Funds held in escrow(1)	—	—	—	—	48,768
Investment in unconsolidated joint venture	194,325	201,114	208,558	215,370	223,229
Real estate assets held for sale	—	—	—	29,268	27,482
Other assets(2)	80,939	71,707	72,420	71,285	76,875
Total assets	$1,923,391	$1,986,445	$2,019,895	$2,064,762	$2,088,623
LIABILITIES AND EQUITY
Mortgage notes payable, net of deferred financing costs(2)	$363,851	$363,468	$363,085	$381,443	$381,141
Credit facility	485,000	485,000	485,000	485,000	485,000
Market lease intangibles, net	67,102	69,024	70,999	73,083	75,385
Other liabilities	41,091	34,701	32,790	31,701	32,633
Derivatives, at fair value	1,569	2,228	2,129	1,266	2,320
Total liabilities	958,613	954,421	954,003	972,493	976,479

Common stock	1,659	1,652	1,651	1,626	1,626
Additional paid-in capital	1,434,644	1,427,708	1,426,766	1,403,624	1,402,990
Accumulated other comprehensive loss	(1,555)	(2,215)	(2,116)	(1,237)	(2,301)
Accumulated deficit	(482,510)	(418,197)	(387,670)	(369,273)	(341,110)
Total stockholders' equity	952,238	1,008,948	1,038,631	1,034,740	1,061,205
Non-controlling interests	12,540	23,076	27,261	57,529	50,939
Total equity	964,778	1,032,024	1,065,892	1,092,269	1,112,144
Total liabilities and equity	$1,923,391	$1,986,445	$2,019,895	$2,064,762	$2,088,623
_____________________

(1)	Funds held in escrow, received on October 1, 2015, related to amounts due as a result of financing transactions which closed on September 30, 2015.

(2)
Revised to reflect the impact of ASU 2015-03, which was adopted in Q1 2016. See Note 2 — Summary of Significant Accounting Policies in the notes to the consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2016.

New York REIT, Inc.

Consolidated Statements of Operations
(in thousands, except for share and per share information)

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Revenues
Rental income	$30,267	$29,769	$29,009	$31,000	$32,510
Hotel revenue	7,098	7,060	4,329	7,499	7,054
Operating expense reimbursements and other revenue	3,895	3,094	3,371	5,888	5,044
Total revenues	41,260	39,923	36,709	44,387	44,608
Operating expenses
Property operating	11,539	10,089	10,366	11,488	11,197
Hotel operating	6,856	6,600	6,254	6,676	6,525
Operating fees incurred from the Advisor	3,500	3,050	3,074	3,099	3,121
Acquisition and transaction related	11,623	6,261	349	700	2,850
Impairment loss on real estate investment(1)	27,911	—	—	—	—
General and administrative	3,865	2,541	3,086	2,946	2,438
Equity-based compensation(2)	(2,105)	(1,932)	(6,430)	8,727	4,081
Depreciation and amortization	16,305	16,587	17,225	18,398	20,484
Total operating expenses	79,494	43,196	33,924	52,034	50,696
Operating income (loss)	(38,234)	(3,273)	2,785	(7,647)	(6,088)
Other income (expense)
Interest expense	(8,875)	(9,312)	(9,726)	(9,271)	(7,495)
Income from unconsolidated joint venture	711	757	1,088	661	473
Income from preferred equity investment, investment securities and interest	3	3	18	24	141
Gain on sale of real estate investments, net	—	125	6,505	7,523	—
Loss on derivative instruments	(12)	(107)	(251)	(34)	(540)
Total other expense	(8,173)	(8,534)	(2,366)	(1,097)	(7,421)
Net income (loss)	(46,407)	(11,807)	419	(8,744)	(13,509)
Net loss attributable to non-controlling interests(3)	1,140	267	68	236	434
Net income (loss) attributable to stockholders(3)	$(45,267)	$(11,540)	$487	$(8,508)	$(13,075)
Basic weighted average shares	165,384,074	164,835,872	163,872,612	162,208,672	162,203,065
Adjustments to fully diluted shares(4)	3,255,556	3,690,811	4,053,498	5,720,451	5,712,992
Fully diluted weighted average shares	168,639,630	168,526,683	167,926,110	167,929,123	167,916,057

Net income (loss) per basic share attributable to stockholders	$(0.27)	$(0.07)	$—	$(0.05)	$(0.08)
Net income (loss) per diluted share attributable to stockholders(4)	$(0.27)	$(0.07)	$—	$(0.05)	$(0.08)
______________

(1)	Impairment loss recorded for the excess of carrying value over fair value for the Viceroy Hotel recognized during the third quarter of 2016.

(2)	Amounts represent the portion of non-cash expense related to the 2014 Advisor Multi-Year Outperformance Agreement which vests over five years and other non-cash equity-based compensation.

(3)	Includes amounts allocated to minority interest holders of 163 Washington Street (which was sold on October 21, 2015), OP unitholders and participating LTIP unitholders.

(4)	Adjustments to fully diluted shares are excluded from the calculation of diluted loss per share attributable to stockholders if their effect would have been antidilutive.

New York REIT, Inc.

Unconsolidated Joint Venture — Summary Balance Sheets and Income Statements
(in thousands)

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Unconsolidated Joint Venture Condensed Balance Sheet
Real estate assets, at cost	$715,415	$715,266	$714,654	$714,642	$714,875
Less accumulated depreciation and amortization	(132,349)	(127,218)	(122,077)	(117,092)	(112,046)
Total real estate assets, net	583,066	588,048	592,577	597,550	602,829
Cash and cash equivalents	1,809	3,935	4,689	9,036	11,951
Other assets	264,329	267,127	267,125	259,894	258,529
Total assets	$849,204	$859,110	$864,391	$866,480	$873,309

Debt	$875,000	$875,000	$875,000	$875,000	$875,000
Other liabilities	15,675	16,914	17,619	15,515	17,240
Total liabilities	890,675	891,914	892,619	890,515	892,240
Deficit	(41,471)	(32,804)	(28,228)	(24,035)	(18,931)
Total liabilities and deficit	$849,204	$859,110	$864,391	$866,480	$873,309

Company's basis	$194,325	$201,114	$208,558	$215,370	$223,229

Unconsolidated Joint Venture Condensed Statement of Operations
Revenue:
Rental income	$31,564	$31,120	$31,489	$31,326	$30,771
Other revenue	1,239	1,230	1,230	1,246	1,245
Total revenue	32,803	32,350	32,719	32,572	32,016
Operating expenses:
Operating expense	12,026	11,624	11,986	12,036	11,812
Depreciation and amortization	6,850	6,847	6,772	7,018	6,945
Total operating expenses	18,876	18,471	18,758	19,054	18,757
Operating income	13,927	13,879	13,961	13,518	13,259
Interest expense	(10,364)	(10,255)	(10,254)	(10,101)	(10,102)
Net income	3,563	3,624	3,707	3,417	3,157
Company's Preferred return	(3,957)	(3,987)	(4,067)	(4,055)	(3,936)
Net loss to members	$(394)	$(363)	$(360)	$(638)	$(779)

Company's preferred return	$3,957	$3,987	$4,067	$4,055	$3,936
Company's share of net loss	(193)	(177)	(176)	(313)	(381)
Amortization of difference in basis	(3,053)	(3,053)	(2,803)	(3,081)	(3,082)
Company's income from Worldwide Plaza	$711	$757	$1,088	$661	$473

Supplemental information:
Straight-line rent included in rental income above	$292	$744	$1,449	$1,809	$2,021

New York REIT, Inc.

Reconciliation of Net Income (Loss) to FFO, Core FFO and AFFO
(in thousands, except share and per share information)

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Net income (loss)	$(46,407)	$(11,807)	$419	$(8,744)	$(13,509)
Gain on sale of real estate investments, net	—	(125)	(6,505)	(7,523)	—
Depreciation and amortization	16,306	16,587	17,225	18,398	20,477
Depreciation and amortization related to unconsolidated joint venture(1)	6,402	6,400	6,114	6,512	6,478
Impairment Loss on Real Estate Investment	27,911	—	—	—	—
Funds from operations (FFO)	4,212	11,055	17,253	8,643	13,446
Acquisition and transaction related expenses(2)	11,623	6,261	349	700	2,850
Gain on sale of investment securities	—	—	—	(7)	(54)
Other revenue and income(3)	—	(132)	(57)	(1,795)	—
Straight-line rent bad debt expense	—	98	79	19	—
Deferred financing and other costs(5)	—	—	345	40	1,060
Derivative losses	—	—	—	—	423
Core FFO	15,835	17,282	17,969	7,600	17,725
Non-cash compensation expense	(2,105)	(1,932)	(6,430)	8,727	4,081
Amortization of deferred financing costs	1,795	2,406	2,426	2,457	1,179
Seller free rent credit	—	—	—	—	197
Amortization of market lease intangibles	(1,568)	(1,616)	(1,724)	(1,610)	(1,843)
Mark-to-market adjustments	12	107	251	34	117
Straight-line rent	(4,301)	(1,801)	(2,252)	(2,431)	(2,525)
Straight-line ground rent	686	686	686	686	719
Tenant improvements - second generation	(1,165)	(430)	—	(43)	—
Leasing commissions - second generation	(87)	(473)	(987)	(194)	(12)
Building improvements - second generation	(3,695)	(1,174)	(609)	(962)	(201)
Proportionate share of straight-line rent related to unconsolidated joint venture	(143)	(364)	(709)	(884)	(988)
Adjusted funds from operations (AFFO)	$5,264	$12,691	$8,621	$13,380	$18,449

Fully diluted shares	168,639,630	168,526,683	167,926,110	167,929,123	167,916,057
FFO per diluted share	$0.02	$0.07	$0.10	$0.05	$0.08
Core FFO per diluted share	$0.09	$0.10	$0.11	$0.05	$0.11
AFFO per diluted share	$0.03	$0.08	$0.05	$0.08	$0.11
______________________

(1)	Proportionate share of depreciation and amortization related to unconsolidated joint venture and amortization of difference in basis.

(2)
Acquisition and transaction-related expenses in the third quarter of 2016 primarily represent costs related to the termination of the Master Combination Agreement the Company entered into in May 2016 and terminated in August 2016 (the "Combination Agreement") with certain affiliates of The JBG Companies (collectively, "JBG"). Acquisition and transaction-related expenses in the second quarter of 2016 primarily represent costs associated with the Company's evaluation of strategic alternatives and its Combination Agreement with JBG. Acquisition and transaction-related expenses in the third quarter 2015 primarily represent costs associated with third quarter 2015 mortgage payoffs and Credit Facility amendment.

(3)	Adjustments primarily relate to tenant lease termination fees.

(4)	Represents deferred financing and other costs that were written off as a result of paying off mortgages in advance of their scheduled maturity dates as well as amendments to the Credit Facility.

We have calculated our FFO, Core FFO and AFFO based on our net income (loss), which is before adjusting for the net loss attributable to our non-controlling interests, and all adjustments are made based on our gross adjustments, without excluding the portion of the adjustments attributable to our non-controlling interests, other than adjustments related to the unconsolidated joint venture. FFO, Core FFO and AFFO are defined and discussed in more detail in "Definitions," beginning on page 27 and in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2016.

New York REIT, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA, NOI and Cash NOI
(in thousands)

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Combined:
Net income (loss)	$(46,407)	$(11,807)	$419	$(8,744)	$(13,509)
Gain on sale of real estate investments, net	—	(125)	(6,505)	(7,523)	—
Acquisition and transaction related expenses(1)	11,623	6,261	349	700	2,850
Impairment Loss on Real Estate Investment	27,911	—	—	—	—
Depreciation and amortization	16,305	16,587	17,225	18,398	20,484
Interest expense	8,875	9,312	9,726	9,271	7,495
Loss on derivatives	12	107	251	34	540
Adjustments related to unconsolidated joint venture(2)	11,471	11,414	11,129	11,453	11,418
Adjusted EBITDA	29,790	31,749	32,594	23,589	29,278
General and administrative	3,865	2,541	3,086	2,946	2,438
Equity-based compensation	(2,105)	(1,932)	(6,430)	8,727	4,081
Operating fees incurred from the Advisor	3,500	3,050	3,074	3,099	3,121
Income from preferred equity investment, investment securities and interest	(3)	(3)	(18)	(24)	(141)
Preferred return on unconsolidated joint venture	(3,957)	(3,987)	(4,068)	(4,055)	(3,936)
Proportionate share of other adjustments related to unconsolidated joint venture	1,935	1,949	1,989	1,983	1,924
NOI	33,025	33,367	30,227	36,265	36,765
Amortization of above/below market lease assets and liabilities	(1,568)	(1,616)	(1,724)	(1,610)	(1,843)
Straight-line rent	(4,300)	(1,703)	(2,173)	(2,412)	(2,525)
Straight-line ground rent	686	686	686	686	719
Proportionate share of straight-line rent related to unconsolidated joint venture	(143)	(364)	(709)	(884)	(988)
Cash NOI	$27,700	$30,370	$26,307	$32,045	$32,128
______________

(1)
Acquisition and transaction-related expenses in the third quarter of 2016 primarily represent costs related to the termination of the Combination Agreement with JBG. Acquisition and transaction-related expenses in the second quarter of 2016 primarily represent costs associated with the Company's evaluation of strategic alternatives and its Combination Agreement with JBG. Acquisition and transaction-related expenses in the third quarter 2015 primarily represent costs associated with third quarter 2015 mortgage payoffs and Credit Facility amendment.

(2)	Acquisition and transaction-related expenses in the third quarter 2015 primarily represent costs associated with third quarter 2015 mortgage payoffs and Credit Facility amendment.

(3)	Proportionate share of adjustments related to unconsolidated joint venture and amortization of difference in basis.

Consolidated adjusted EBITDA for the third quarter 2016 was $17,608, reflecting net loss of $46,407 increased by depreciation and amortization of $16,305, interest expense of $8,875, acquisition and transaction related costs of $11,623 and loss on derivative instruments of $12. Consolidated adjusted EBITDA was decreased by the Company's share of income in its joint venture of $711.

We have calculated our Adjusted EBITDA, NOI, Cash NOI and Adjusted Cash NOI based on our net income (loss), which is before adjusting for the net loss attributable to our non-controlling interests, and all adjustments are made based on our gross adjustments, without excluding the portion of the adjustments attributable to our non-controlling interests, other than adjustments related to the unconsolidated joint venture. Adjusted EBITDA, NOI, Cash NOI and Adjusted Cash NOI are defined and discussed in more detail in "Definitions," beginning on page 27 and in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2016.

New York REIT, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA, NOI, Same Store NOI and Same Store Cash NOI(1)
(in thousands)

	Q3 2016	Q2 2016	Q3 2015
Combined:
Net income (loss)	$(46,407)	$(11,807)	$(13,509)
Gain on sale of real estate investments, net	—	(125)	—
Acquisition and transaction related expenses(2)	11,623	6,261	2,850
Impairment Loss on Real Estate Investment	27,911	—	—
Depreciation and amortization	16,305	16,587	20,484
Interest expense	8,875	9,312	7,495
Loss on derivatives	12	107	540
Adjustments related to unconsolidated joint venture(3)	11,471	11,414	11,418
Adjusted EBITDA	29,790	31,749	29,278
General and administrative	3,865	2,541	2,438
Equity-based compensation	(2,105)	(1,932)	4,081
Operating fees incurred from the Advisor	3,500	3,050	3,121
Income from preferred equity investment, investment securities and interest	(3)	(3)	(141)
Preferred return on unconsolidated joint venture	(3,957)	(3,987)	(3,936)
Proportionate share of other adjustments related to unconsolidated joint venture	1,935	1,949	1,924
NOI	33,025	33,367	36,765
Non-same store NOI	(197)	(452)	(1,487)
Same Store NOI	32,828	32,915	35,278
Straight line rent adjustment	(4,444)	(2,067)	(3,458)
Above/below market lease amortization	(1,456)	(1,504)	(1,731)
Same Store Cash NOI	26,928	29,344	30,089
Viceroy Hotel	815	1,033	1,135
Same Store Cash NOI — Including Hotel	$27,743	$30,377	$31,224
______________

(1)	Same store portfolio excludes the Viceroy Hotel unless otherwise noted and consists of only those properties owned and operated for the entire current and prior periods presented.

(2)
Acquisition and transaction-related expenses in the third quarter of 2016 primarily represent costs related to the termination of the Combination Agreement with JBG. Acquisition and transaction-related expenses in the second quarter of 2016 primarily represent costs associated with the Company's evaluation of strategic alternatives and its Combination Agreement with JBG. Acquisition and transaction-related expenses in the third quarter 2015 primarily represent costs associated with third quarter 2015 mortgage payoffs and Credit Facility amendment.

(3)	Proportionate share of adjustments related to unconsolidated joint venture and amortization of difference in basis.

We have calculated our Adjusted EBITDA, NOI, Same Store NOI, Cash NOI, Same Store Cash NOI and Same Store Cash NOI - Including Hotel based on our net income (loss), which is before adjusting for the net loss attributable to our non-controlling interests, and all adjustments are made based on our gross adjustments, without excluding the portion of the adjustments attributable to our non-controlling interests, other than adjustments related to the unconsolidated joint venture. Adjusted EBITDA, NOI, and Cash NOI are defined and discussed in more detail in "Definitions," beginning on page 27 and in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2016.

New York REIT, Inc.

Same Store Statistics — Sequential Quarters(1)
(dollar amounts in thousands)

	Q3 2016	Q2 2016	Change	% change
Total portfolio square footage / total buildings	3,338,707(2) / 19	3,338,707(2) / 19
Same store square footage / same store buildings	3,210,095(2) / 18	3,210,095(2) / 18
Same store occupancy at quarter end(3)	93.4%	93.0%

Total GAAP operating revenue	$50,203	$48,671	$1,532	3.1%
Less: Straight line rent adjustment	(4,444)	(2,067)
Less: Above/below market lease amortization	(1,456)	(1,504)
Total cash operating revenue	$44,303	$45,100	$(797)	(1.8)%

Total operating expenses	$17,375	$15,756	$1,619	10.3%

Same store NOI(4)	$32,828	$32,915	$(87)	(0.3)%
Same store Cash NOI(4)	$26,928	$29,344	$(2,416)	(8.2)%

Same store Cash NOI — Including Hotel(4)	$27,743	$30,377	$(2,634)	(8.7)%
_______________

(1)	Same store portfolio excludes the Viceroy Hotel unless otherwise noted and consists of only those properties owned and operated for the entire current and prior periods presented.

(2)	Square footage may change due to reconfiguration of tenants' occupied space.

(3)	Inclusive of leases signed but not yet commenced.

(4)	See reconciliation of net income (loss) to Same Store NOI, Same Store Cash NOI and Same Store Cash NOI - Including Hotel on page 9 of this supplemental information package.

Note: Amounts above include our pro rata share of investment in our unconsolidated joint venture.

We have calculated our Adjusted EBITDA, NOI, Same Store NOI, Cash NOI, Same Store Cash NOI and Same Store Cash NOI - Including Hotel based on our net income (loss), which is before adjusting for the net loss attributable to our non-controlling interests, and all adjustments are made based on our gross adjustments, without excluding the portion of the adjustments attributable to our non-controlling interests, other than adjustments related to the unconsolidated joint venture. Adjusted EBITDA, NOI, and Cash NOI are defined and discussed in more detail in "Definitions," beginning on page 27 and in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2016.

New York REIT, Inc.

Same Store Statistics — Year Over Year(1)
(dollar amounts in thousands)

	Q3 2016	Q3 2015	Change	% change
Total portfolio square footage / total buildings	3,338,707(2) / 19	3,414,710(2) / 23
Same store square footage / same store buildings	3,210,095(2) / 18	3,208,303(2) / 18
Same store occupancy at quarter end(3)	93.4%	97.2%

Total GAAP operating revenue	$50,203	$52,016	$(1,813)	(3.5)%
Less: Straight line rent adjustment	(4,444)	(3,458)
Less: Above/below market lease amortization	(1,456)	(1,731)
Total cash operating revenue	$44,303	$46,827	$(2,524)	(5.4)%

Total operating expenses	$17,375	$16,738	$637	3.8%

Same store NOI(4)	$32,828	$35,278	$(2,450)	(6.9)%
Same store cash NOI(4)	$26,928	$30,089	$(3,161)	(10.5)%

Same store Cash NOI — Including Hotel(4)	$27,743	$31,224	$(3,481)	(11.1)%
_______________

(1)	Same store portfolio excludes the Viceroy Hotel unless otherwise noted and consists of only those properties owned and operated for the entire current and prior periods presented.

(2)	Square footage may change due to reconfiguration of tenants' occupied space.

(3)	Inclusive of leases signed but not yet commenced.

(4)	See reconciliation of net income (loss) to Same Store NOI, Same Store Cash NOI and Same Store Cash NOI - Including Hotel on page 9 of this supplemental information package.

Note: Amounts above include our pro rata share of investment in our unconsolidated joint venture.

We have calculated our Adjusted EBITDA, NOI, Same Store NOI, Cash NOI, Same Store Cash NOI and Same Store Cash NOI - Including Hotel based on our net income (loss), which is before adjusting for the net loss attributable to our non-controlling interests, and all adjustments are made based on our gross adjustments, without excluding the portion of the adjustments attributable to our non-controlling interests, other than adjustments related to the unconsolidated joint venture. Adjusted EBITDA, NOI, and Cash NOI are defined and discussed in more detail in "Definitions," beginning on page 27 and in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2016.

New York REIT, Inc.

Dividends and Payout Ratios
(dollar amounts in thousands, except per share information)

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Dividends paid in cash	$19,017	$18,955	$18,847	$18,652	$18,653
LTIP distributions paid	223	863	140	140	140
OP distributions paid	126	184	288	481	481
Restricted stock dividends paid	29	31	48	39	58
Total dividends and distributions paid	$19,395	$20,033	$19,323	$19,312	$19,332

Weighted average fully diluted shares	168,639,630	168,526,683	167,926,110	167,929,123	167,916,057

Dividends per fully diluted share	$0.1150	$0.1189	$0.1151	$0.1150	$0.1151

Core FFO per fully diluted share	$0.09	$0.10	$0.11	$0.05	$0.11
AFFO per fully diluted share	$0.03	$0.08	$0.05	$0.08	$0.11

Payout ratios
Quarterly dividend per share	$0.115	$0.115	$0.115	$0.115	$0.115
Core FFO payout ratio	122%	116%	108%	254%	109%
AFFO payout ratio	368%	158%	224%	144%	105%

New York REIT, Inc.

Debt Analysis
(dollar amounts in thousands)

	Q3 2016	Weighted Average Remaining Term (in Years)(1)	Weighted Average Rate	% of Total Debt
Consolidated mortgage debt	$369,186	2.9	4.0%	28.9%
Consolidated credit facility term debt - fixed rate	80,000	1.9	3.6%	6.2%
Consolidated credit facility term debt - floating rate	225,000	1.9	2.5%	17.5%
Consolidated credit facility revolving debt - floating rate	180,000	0.9	2.4%	14.0%
Total consolidated debt	854,186	2.1	3.2%	66.6%

Company's share of unconsolidated joint venture mortgage debt	427,875	6.4	4.6%	33.4%
Combined debt	$1,282,061	3.6	3.7%	100.0%

Fixed rate debt (including pro rata share of unconsolidated debt)	$572,061
Floating rate debt	$710,000

% fixed rate debt (including pro rata share of unconsolidated debt)	45%
% floating rate debt	55%

Average fixed rate (including pro rata share of unconsolidated debt)	4.3%
Average floating rate	3.2%
___________________________

(1)
The weighted average remaining term in year excludes the second extension option for the revolving debt of the credit facility until August 20, 2018. The weighted-average remaining term of combined debt, including second extension option, is 3.7 years.

New York REIT, Inc.

Mortgage Debt Summary
(dollar amounts in thousands)

As of September 30, 2016	Debt amount	Maturity	Effective interest rate
Consolidated mortgages:
256 West 38th Street	$24,500	12/26/2017	3.1%
Design Center	19,486	12/1/2021	4.4%
1100 Kings Highway	20,200	8/1/2017	3.4%
1440 Broadway	305,000	10/5/2019	4.1%
Consolidated mortgage debt	369,186		4.0%

Pro rata share of unconsolidated joint venture mortgage debt:
One Worldwide Plaza	427,875	3/6/2023	4.6%

Combined mortgage debt	$797,061		4.3%

Note: All but two of our properties not otherwise subject to mortgage loans collateralize the borrowing base of our Credit Facility and have mortgages recorded for that purpose.

New York REIT, Inc.

Leverage Metrics
(dollar amounts in thousands)

	Q3 2016
	Consolidated Basis		Combined Basis
Interest coverage ratio
Interest expense(1)	$8,875		$8,875
Non-cash interest expense	(1,795)		(1,795)
Interest expense related to unconsolidated joint venture	—		5,068
Total interest	$7,080		$12,148
Adjusted EBITDA	$17,608		$29,790
Interest coverage ratio	2.5	X	2.5	X

Fixed charge coverage ratio
Total interest	$7,080		$12,148
Secured debt principal amortization	(105)		(105)
Total fixed charges	$6,975		$12,043
Adjusted EBITDA	$17,608		$29,790
Fixed charge coverage ratio	2.5	X	2.5	X

Net debt to Adjusted EBITDA ratio
Company's pro rata share of total debt	$854,186		$1,282,061
Less: cash and cash equivalents	(59,841)		(59,841)
Net debt	$794,345		$1,222,220
Adjusted EBITDA annualized(2)	$70,432		$119,160
Net debt to Adjusted EBITDA ratio	11.3	X	10.3	X

Debt to enterprise value
Company's pro rata share of debt	$854,186		$1,282,061
Equity(3)	1,543,060		1,543,060
Enterprise value(3)	$2,397,246		$2,825,121
Debt as % of enterprise value	35.6%		45.4%

Unencumbered real estate assets/total real estate assets:
Unencumbered real estate assets(4)			$1,074,149
Total real estate assets			$2,368,251
Unencumbered real estate assets/total real estate assets			45.4%
__________________

(1)	Excludes the Company’s share of unconsolidated joint venture interest expense.

(2)	Adjusted EBITDA during Q3 2016 annualized (multiplied by 4).

(3)	Based on the September 30, 2016 closing price of $9.15 per share and September 30, 2016 debt balances and share count.

(4)
Properties not financed by mortgage. All but two of our properties not otherwise subject to mortgage loans collateralize the borrowing base of our Credit Facility and have mortgages recorded for that purpose.

New York REIT, Inc.

Credit Facility and Liquidity Analysis(1)
(dollar amounts in thousands)

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Credit facility availability:
Credit facility commitments	$705,000	$705,000	$705,000	$705,000	$705,000
Outstanding balance on credit facility	485,000	485,000	485,000	485,000	485,000
Undrawn credit facility commitments	$220,000	$220,000	$220,000	$220,000	$220,000

Outstanding balance - term debt	$305,000	$305,000	$305,000	$305,000	$305,000
Outstanding balance - revolving debt	180,000	180,000	180,000	180,000	180,000
Total outstanding balance	$485,000	$485,000	$485,000	$485,000	$485,000

Liquidity:
Cash	$59,841	$88,130	$100,162	$98,604	$20,423
Credit Facility availability	55,233	56,761	58,722	63,008	65,314

		Actual - as of
	Required	September 30, 2016
Credit facility covenant ratios(1):
Consolidated leverage ratio	< 60%	53.9%
Fixed charge coverage ratio	> 1.5X	2.0 X
Tangible net worth	> $900,000	$1,149,314
Secured leverage ratio	< 60%	33.0%
Borrowing base advance rate	< 60%	40.2%
Debt service coverage ratio	> 1.3X	1.4 X
_______________

(1)
The Company’s credit facility covenant ratios are computed in accordance with the terms of the Company’s credit facility. The methodology for these computations may differ significantly from similarly titled ratios of other companies and ratios computed elsewhere in this supplemental information package.

New York REIT, Inc.

Debt Maturities
(dollar amounts in thousands)

	Total	2016	2017	2018	2019	2020	Thereafter
Consolidated mortgage debt	$369,186	$106	$48,245	$3,703	$308,869	$4,041	$4,222
Proportionate share of unconsolidated joint venture mortgage debt	427,875	—	—	4,860	6,837	7,103	409,075
Combined mortgage debt	797,061	106	48,245	8,563	315,706	11,144	413,297

Credit facility - revolving(1)	180,000	—	180,000	—	—	—	—
Credit facility - term	305,000	—	—	305,000	—	—	—
Total credit facility	485,000	—	180,000	305,000	—	—	—
Total combined debt	$1,282,061	$106	$228,245	$313,563	$315,706	$11,144	$413,297
% Expiring	100.0%	—%	17.8%	24.5%	24.6%	0.9%	32.2%
% Expiring with extensions(1)	100.0%	—%	3.8%	38.5%	24.6%	0.9%	32.2%

Weighted average remaining term - excluding extensions (years)	3.6
Weighted average remaining term - including extensions (years)	3.7
Weighted average remaining term (years) (excluding credit facility)	4.8

Debt maturing	$1,282,061	$106	$228,245	$313,563	$315,706	$11,144	$413,297
Weighted average interest rate expiring	3.7%	4.4%	2.6%	2.8%	4.1%	4.5%	4.6%

Debt maturing (excluding credit facility)	$797,061	$106	$48,245	$8,563	$315,706	$11,144	$413,297
Weighted average interest rate expiring	4.3%	4.4%	3.3%	4.5%	4.1%	4.5%	4.6%
_________________________

(1)
During the third quarter of 2016, the Company exercised its first extension option beginning August 2016 through August 2017. The Company has one extension option remaining to extend the due date to August 2018.

Note: All but two of our properties not otherwise subject to mortgage loans collateralize the borrowing base of our Credit Facility and have mortgages recorded for that purpose.

New York REIT, Inc.

Square Footage Summary

As of September 30, 2016	Total	Manhattan	Brooklyn
Total square feet by property type:
Office	2,767,002	2,749,002	18,000
Retail(1)	303,747	260,429	43,318
Hotel	128,612	128,612	—
Parking	120,589	120,589	—
Storage	18,757	18,757	—
Total owned square feet (end of period)(2)	3,338,707	3,277,389	61,318

% of total square feet by property type:
Office	83%	84%	29%
Retail(1)	9%	8%	71%
Hotel	4%	4%	—%
Parking	3%	3%	—%
Storage	1%	1%	—%
Total owned square feet (end of period)(2)	100%	98.2%	1.8%
_____________

(1)	Includes 81,160 square feet of stand-alone retail and 222,587 square feet of retail associated with the Company’s office portfolio.

(2)	Excludes 15,055 square foot parking garage at 416 Washington Street, which is being operated under a management agreement with a third party.

All figures above include the Company’s proportionate share of its investment in an unconsolidated joint venture.

New York REIT, Inc.

Major Tenant Summary
(dollar amounts in thousands)

Top Ten Office Tenants as a % of Total Annualized Cash Rent		Property	Total Square Feet	Annualized Cash Rent	% of Annualized Cash Rent
1	Cravath, Swaine & Moore LLP	One Worldwide Plaza	301,779	$29,537	16.2%
2	Nomura Holding America Inc.	One Worldwide Plaza	400,934	19,660	10.8%
3	Twitter, Inc.	245-249 West 17th Street	214,666	15,178	8.3%
4	Macy's, Inc.	1440 Broadway	203,196	12,214	6.7%
5	The Segal Company (Eastern States) Inc.	333 West 34th Street	144,307	9,148	5.0%
6	Spring Studios New York LLC	50 Varick Street	158,574	7,927	4.4%
7	Ford Foundation	1440 Broadway	104,525	6,514	3.6%
8	Metropolitan Transportation Authority (MTA)	333 West 34th Street	130,443	4,527	2.5%
9	Liz Claiborne, Inc.	1440 Broadway	67,213	3,400	1.9%
10	Red Bull North America, Inc.	218 West 18th Street	41,642	2,852	1.6%
	Total top ten office tenants		1,767,279	$110,957	61.0%

Top Ten Retail Tenants as a % of Total Annualized Cash Rent		Property	Total Square Feet	Annualized Cash Rent	% of Annualized Cash Rent
1	Room & Board, Inc.	245-249 West 17th Street	60,161	$4,699	2.6%
2	CVS Albany, LLC	1440 Broadway	22,185	3,500	1.9%
3	Sam Ash New York Megastores, LLC	333 West 34th Street	29,688	1,490	0.8%
4	Dodger Stage Holding Theatricals, Inc.	One Worldwide Plaza	27,841	1,231	0.7%
5	TD Bank	One Jackson Square	4,158	1,147	0.6%
6	Early Bird Delivery Systems LLC d/b/a Urban Express	229 West 36th Street	20,132	1,065	0.6%
7	Burberry	367-387 Bleecker Street	4,726	1,050	0.6%
8	99th Avenue Holdings, LLC	One Worldwide Plaza	17,233	909	0.5%
9	JPMorgan Chase Bank, N.A.	1100 Kings Highway, Brooklyn	6,385	815	0.4%
10	The Dress Barn, Inc.	1100 Kings Highway, Brooklyn	14,200	783	0.4%
	Total top ten retail tenants		206,709	$16,689	9.1%

New York REIT, Inc.

Tenant Industry Concentration

% of Annualized Cash Rent
Technology, Advertising, Media & Information	21%
Retail	19%
Legal Services	17%
Finance, Insurance, Real Estate	14%
Professional Services	13%
Education	3%
Food and Beverage	3%
Consumer Goods	2%
Government	2%
Health Services	2%
Parking	2%
Other	2%
100%

New York REIT, Inc.

Lease Expirations — Next Five Years

	Total	2016		2017	2018	2019		2020	Thereafter
Combined:(1)(2)
Leases expiring	136	3		16	17	9		8	83
Expiring Annualized Cash Rent (in thousands)(3)(4)	$212,079	$1,322		$6,509	$11,384	$1,255		$5,839	$185,770
Expiring square feet(4)	3,005,108	2,469		106,379	159,320	32,077		80,051	2,624,812
% of total square feet expiring	100.0%	0.1%		3.5%	5.3%	1.1%		2.7%	87.3%

Annualized Cash Rent per square foot(3)(4)	$70.57	$535.53		$61.18	$71.46	$39.12		$72.95	$70.77

Consolidated properties:
Leases expiring	101	2		15	13	8		6	57
Expiring Annualized Cash Rent (in thousands)(3)(4)	$139,125	$1,309		$6,438	$9,176	$1,249		$5,264	$115,689
Expiring square feet(4)	2,003,282	2,469		89,959	157,487	32,077		78,906	1,642,384
% of total square feet expiring	100.0%	0.1%		4.5%	7.9%	1.6%		3.9%	82.0%

Annualized Cash Rent per square foot(3)(4)	$69.45	$530.05		$71.57	$58.27	$38.94		$66.72	$70.44

Unconsolidated joint ventures:
Leases expiring	35	1	(6)	1	4	1	(6)	2	26
Expiring Annualized Cash Rent (in thousands)(3)(4)	$72,954	$13		$71	$2,208	$6		$575	$70,081
Expiring square feet(5)	1,001,826	—		16,420	1,833	—		1,145	982,428
% of total square feet expiring	100.0%	—%		1.6%	0.2%	—%		0.1%	98.2%

Annualized Cash Rent per square foot(3)(4)	$72.82	$—		$4.30	$1,204.27	$—		$502.40	$71.33
_________________

(1)	Combined reflects 100% of consolidated properties plus the Company’s pro rata share of unconsolidated properties.

(2)	Month-to-month leases are considered to expire in the Company's next fiscal quarter.

(3)	Expiring Annualized Cash Rent represents contractual cash base rents at the time of lease expiration and reimbursements from tenants.

(4)	Excludes 122,896 square feet of the hotel (which excludes 5,716 square feet leased to the hotel restaurant tenant). Total vacant square footage at September 30, 2016 was 218,214 square feet.

(5)	Reflects the Company's pro rata share of its unconsolidated joint venture.

(6)	Represents an antenna lease with no square feet associated.

New York REIT, Inc.

Lease Expirations — Quarterly Through Fourth Quarter 2017

	Q4 2016		Q1 2016	Q2 2017	Q3 2017	Q4 2017
Combined:(1)(2)
Leases expiring	3		2	2	6	6
Expiring Annualized Cash Rent (in thousands)(3)	$1,322		$345	$906	$2,978	$2,280
Expiring square feet	2,469		6,366	8,883	37,945	53,185
% of total square feet expiring	0.1%		0.2%	0.3%	1.3%	1.8%

Annualized Cash Rent per square foot(3)	$535.53		$54.03	$102.04	$78.48	$42.87

Consolidated properties:
Leases expiring	2		2	2	6	5
Expiring Annualized Cash Rent (in thousands)(3)	$1,309		$345	$906	$2,978	$2,210
Expiring square feet	2,469		6,366	8,883	37,945	36,765
% of total square feet expiring	0.1%		0.3%	0.4%	1.9%	1.8%

Annualized Cash Rent per square foot(3)	$530.05		$54.03	$102.04	$78.48	$60.10

Unconsolidated joint ventures:
Leases expiring	1	(5)	—	—	—	1
Expiring Annualized Cash Rent (in thousands)(3)(4)	$13		$—	$—	$—	$70
Expiring square feet(4)	—		—	—	—	16,420
% of total square feet expiring	—%		—%	—%	—%	1.6%

Annualized Cash Rent per square foot(4)	$—		$—	$—	$—	$4.30
_________________

(1)	Combined reflects 100% of consolidated properties plus the Company’s pro rata share of unconsolidated properties.

(2)	Month-to-month leases are considered to expire in the Company's next fiscal quarter.

(3)	Expiring Annualized Cash Rent represents contractual cash base rents at the time of lease expiration and reimbursements from tenants.

(4)	Reflects the Company's pro rata share of its unconsolidated joint venture.

(5)	Represents antenna lease with no square feet associated

New York REIT, Inc.

Leasing Activity

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Leasing activity:
Leases executed	4	2	1	5	1
Total square feet leased	16,188	19,394	11,807	129,889	2,811
Company's share of square feet leased	16,188	19,394	11,807	125,727	2,811
Initial rent	$45.67	$49.32	$47	$62.14	$158.42
Weighted average lease term (years)	10	5	11	4	10

Replacement leases:(1)
Replacement leases executed	1	1	1	4	—
Square feet	3,833	6,782	11,807	123,002	—

Cash basis:
Initial rent	$40.70	$55.50	$47.00	$67.09	$—
Prior escalated rent (2)	$45.13	$43.05	$31.33	$54.62	$—
Percentage increase (decrease)	(10)%	29%	50%	23%	—%

GAAP basis:
Initial rent	$47.45	$59.51	$54.19	$69.61	$—
Prior escalated rent (2)	$49.97	$40.40	$30.55	$54.66	$—
Percentage increase (decrease)	(5)%	47%	77%	27%	—%

Tenant improvements on replacement leases per square foot(3)	$10.64	$32.52	$—	$17.40	$—
Leasing commissions on replacement leases per square foot(3)	$19.25	$14.55	$15.49	$11.92	$—
_______________

(1)	Replacement leases are for spaces that were leased during the period and also have been leased at some time during the prior twelve months.

(2)	Prior escalated rent is calculated as total annualized rental income on a cash or GAAP basis. It includes base rent, excluding recoveries.

(3)	Presented as if tenant improvements and leasing commissions were incurred in the period in which the lease was signed, which may be different than the period in which these amounts were actually paid.

New York REIT, Inc.

Tenant Improvements, Leasing Commissions and Capital Expenditures
(in thousands)

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Capital expenditures (accrual basis):(1)
First generation tenant improvements	$149	$777	$7,263	$3,449	$9,175
First generation leasing commissions	875	99	—	695	620
First generation building improvements	2,228	1,462	954	2,828	1,594
Total first generation tenant improvements, leasing commissions and capital expenditures	$3,252	$2,338	$8,217	$6,972	$11,389

Second generation tenant improvements	$1,165	$430	$—	$43	$—
Second generation leasing commissions	87	473	987	194	12
Second generation building improvements	3,695	1,174	609	962	201
Total second generation tenant improvements, leasing commissions and capital expenditures	4,947	2,077	1,596	1,199	213
Total tenant improvements, leasing commissions and capital expenditures	$8,199	$4,415	$9,813	$8,171	$11,602
____________

(1)	Amounts incurred presented on a combined basis, including our pro rata share of our unconsolidated joint venture.

New York REIT, Inc.
Property Table

Property	Ownership	Rentable Square Feet(1)	Percent Occupied(2)	Annualized Cash Rent (in thousands)	Annualized Cash Rent Per Square Foot	Number of Leases
Manhattan Office Properties - Office
Design Center	100.0%	81,082	93.9%	$4,000	$52.53	17
416 Washington Street	100.0%	1,565	100.0%	60	38.22	1
256 West 38th Street	100.0%	88,683	77.2%	2,512	36.67	10
229 West 36th Street	100.0%	129,751	100.0%	5,974	46.04	8
218 West 18th Street	100.0%	165,670	100.0%	9,784	59.06	7
50 Varick Street	100.0%	158,574	100.0%	7,927	49.99	1
333 West 34th Street	100.0%	317,040	100.0%	15,364	48.46	3
1440 Broadway	100.0%	711,800	74.6%	31,035	58.46	10
One Worldwide Plaza	48.9%	878,613	100.0%	59,524	67.75	9
245-249 West 17th Street	100.0%	214,666	100.0%	15,178	70.70	1
Manhattan Office Properties - Office Total		2,747,444	92.5%	151,358	59.56	67

Manhattan Office Properties - Retail
256 West 38th Street	100.0%	28,360	100.0%	1,199	42.28	3
229 West 36th Street	100.0%	20,132	100.0%	1,065	52.91	1
333 West 34th Street	100.0%	29,688	100.0%	1,490	50.19	1
1440 Broadway	100.0%	37,619	95.5%	5,112	142.29	7
One Worldwide Plaza	48.9%	123,213	100.0%	5,152	41.81	20
245-249 West 17th Street	100.0%	66,628	100.0%	5,496	82.49	3
Manhattan Office Properties - Retail Total		305,640	99.4%	19,514	64.21	35
Sub-Total/Weighted Average Manhattan Office Properties - Office and Retail		3,053,084	93.2%	$170,872	$60.05	102
__________________

(1)
Does not include 128,612 square feet at the Viceroy Hotel, antenna leases or 15,055 square feet at the garage at 416 Washington Street, which is being operated under a management contract with a third party. Includes pro rata share of our investment in Worldwide Plaza.

(2)	Inclusive of leases signed but not yet commenced.

New York REIT, Inc.
Property Table (continued)

Property	Ownership	Rentable Square Feet(1)	Percent Occupied(2)	Annualized Cash Rent (in thousands)	Annualized Cash Rent Per Square Foot	Number of Leases
Manhattan Stand Alone Retail
367-387 Bleecker Street	100.0%	9,724	91.9%	$2,482	$277.86	4
33 West 56th Street (garage)	100.0%	12,856	100.0%	460	35.79	1
416 Washington Street	100.0%	7,436	100.0%	454	61.09	2
One Jackson Square	100.0%	8,392	100.0%	1,707	203.42	4
350 West 42nd Street	100.0%	42,774	100.0%	1,789	41.83	4
350 Bleecker Street	100.0%	14,511	84.6%	744	60.59	2
Sub-Total/Weighted Average Manhattan Stand Alone Retail		95,693	92.8%	7,636	82.41	17

Outer-Borough Properties
1100 Kings Highway	100.0%	61,318	100.0%	2,825	46.07	5
Portfolio Total		3,210,095	93.4%	$181,333	$60.46	124
__________________

(1)
Does not include 128,612 square feet at the Viceroy Hotel, antenna leases or 15,055 square feet at the garage at 416 Washington Street, which is being operated under a management contract with a third party.

(2)	Inclusive of leases signed but not yet commenced.

New York REIT, Inc.
Selected Viceroy Hotel Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Average occupancy	90.4%	86.4%	4.7%	83.7%	79.0%	6.0%
Average daily rate	$323.17	$335.67	(3.7)%	$307.68	$329.62	(6.7)%
REVPAR	$292.07	$289.88	0.8%	$257.57	$260.24	(1.0)%
NOI (in thousands)	$242	$529	(54.3)%	$(1,223)	$(64)	1,810.9%
Cash NOI (in thousands)	$815	$1,135	(28.2)%	$497	$2,092	(76.2)%

	Three Months Ended September 30,			Nine Months Ended September 30,
Reconciliation to Cash NOI (in thousands)	2016	2015		2016	2015
Revenue	$7,098	$7,054		$18,487	$18,626
Property Operating Expenses	6,856	6,525		19,710	18,690
NOI	242	529		(1,223)	(64)
Above/below market lease amortization	(112)	(112)		(337)	(337)
Straight-line rent	685	718		2,057	2,493
Cash NOI	$815	$1,135		$497	$2,092

New York REIT, Inc.

Definitions

Definitions
This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Company’s most recent annual report on Form 10-K as well as other documents filed with or furnished to the SEC from time to time.
Adjusted Cash NOI
Adjusted Cash NOI is Cash NOI (as defined below) after eliminating the effects of free rent.
Adjusted funds from operations (AFFO)
AFFO is Core FFO, excluding certain income or expense items that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, equity-based compensation expenses, amortization of deferred financing costs and straight-line rent from AFFO we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted, if applicable. Furthermore we include certain cash inflows and outflows that are reflective of operating activities including preferred returns on joint ventures, second generation tenant improvements and leasing commissions (included in the period in which the lease commences) and recurring capital expenditures. We also include items such as free rent credits paid by sellers because these funds are paid to us during the free rent period and therefore improve our liquidity and ability to pay dividends and second generation capital expenditures in our calculation of AFFO because these funds are paid in order to maintain the level of operating performance.
Although our AFFO may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash dividends to stockholders. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, and AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.
Annualized Cash Rent
Cash rent at the end of the reporting period, including operating expense reimbursements, excluding electric. Real estate tax reimbursements are typically multiplied by two because they are paid semi-annually. Free rent periods are excluded from annualized cash rent.
Cash net operating income (Cash NOI)
NOI, presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and fair value lease revenue.
Core funds from operations (Core FFO)
Core FFO is FFO, excluding transaction related costs and other items that are considered to be not comparable from period to period, such as gains on sales of securities and investments, miscellaneous revenue, such as lease termination fees and insurance proceeds, and expenses related to the early extinguishment of debt. Additionally, we exclude transaction related expenses, which are primarily comprised of expenses related to our strategic alternatives process, as these expenses are not the result of the operations of our properties. By excluding transaction related costs and other items that are considered to be not comparable from period to period, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA)
Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, acquisition and transaction-related expenses and other non-cash items, including our pro rata share of investments in unconsolidated joint ventures. We believe Adjusted EBITDA is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs. Adjusted EBITDA is adjusted to include our pro rata share of Adjusted EBITDA from unconsolidated joint ventures.
Effective interest rate
The annualized rate, on a 365-day basis, at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums and deferred financing costs. For instance, the stated interest rate in a loan agreement may be based on a 360 day year. Therefore, the effective interest rate would be the stated rate divided by 360 x 365 days in the year.
First generation building improvements
Capital expenditures on first generation space, as defined below, that are not tenant improvement or leasing commission related.
First generation space
Space that is vacant at acquisition or space that was not consistent with the Company’s operating standards.
First generation tenant improvements and leasing commissions
Tenant improvements and leasing commissions incurred on first generation space as defined above.
Funds from operations (FFO)
Pursuant to the revised definition of funds from operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate funds from operations (FFO), by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to asset sales (land and property), impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash dividends. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows determined in accordance with GAAP, as presented in our consolidated financial statements.
LTIP units
Limited partnership units of the OP entitled "LTIP Units" (defined below) issued in connection with the 2014 Advisor Multi-Year Outperformance Agreement.

Net operating income (NOI)
Net operating income (NOI) is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investments securities, plus corporate general and administrative expense, transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income, as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of our liquidity or ability to make dividends.
OP
New York Recovery Operating Partnership, L.P., a Delaware Limited Partnership.
OP units
Limited partnership units of the OP entitled "OP Units"
Replacement leases
Leases signed during the current period for space that had been previously leased at any point during the previous twelve months.
Prior escalated rent
Cash rent at expiration of the lease, including real estate tax and other operating expense reimbursements, multiplied by twelve.
Second generation capital expenditures
Represents building investments to maintain current revenues. These capital expenditures which may occur on a regular basis, may relate to repairs and maintenance that extend the useful life of an asset and are therefore capitalized. These costs are included in our calculation of AFFO.
Second generation space
Any space that is not first generation space.
Second generation tenant improvements and leasing commissions
Tenant improvements, leasing commissions, and other leasing costs incurred during leasing of second generation space.
Stated interest rate
The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums and deferred financing costs.

New York REIT, Inc.

Management/Board of Directors

Executive Management Team		Board of Directors
Michael A. Happel	Chief Executive Officer	Randolph C. Read	Non-Executive Chairman of the Board of Directors
and President

Nicholas Radesca	Interim Chief Financial Officer,	P. Sue Perrotty	Independent Director, Audit Committee Chair, Nominating and Corporate Governance Committee Chair
Treasurer and Secretary

Patrick O'Malley	Chief Investment Officer	William M. Kahane	Director

		Robert H. Burns	Independent Director, Compensation Committee Chair

		Keith Locker	Independent Director

		James Nelson	Independent Director, Conflicts Committee Chair

		James P. Hoffmann	Independent Director

		Gregory F. Hughes	Independent Director

Company Information		Craig T. Bouchard	Independent Director
Address:	405 Park Avenue, 14th floor
New York, NY 10022
Phone:	212-415-6500
Website:	www.nyrt.com